Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 4 AND FORBEARANCE

AND STANDSTILL AGREEMENT

THIS AMENDMENT NO. 4 AND FORBEARANCE AND STANDSTILL AGREEMENT (this “Agreement”) is made and entered into as of the 15th day of May, 2008 by and among each lender executing a counterpart hereof, WILMINGTON TRUST COMPANY, as administrative agent (the “Administrative Agent”), HERBST GAMING, INC. (the “Borrower”) and the Subsidiaries of the Borrower executing a counterpart hereof (the “Grantors” and, together with the Borrower, the “Loan Parties”).

Statement of Purpose

WHEREAS, reference is made to the Second Amended and Restated Credit Agreement, dated as of January 3, 2007, among the Borrower, the lenders party thereto (the “Lenders”), certain other parties and the Administrative Agent (as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 14, 2007, Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of December 14, 2007, and Omnibus Amendment No. 3 and Appointment and Acceptance, dated as of April 24, 2008, and as further amended, supplemented and otherwise modified from time to time, the “Credit Agreement”; capitalized terms used not defined herein (including in Schedule A hereto) being used herein as therein defined);

WHEREAS, each Grantor has guaranteed the Obligations of the Borrower under the Credit Agreement;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects and forbear from exercising certain rights and remedies under the Credit Agreement and the other Loan Documents provisionally through the Forbearance Maturity Date (as defined below) solely in respect of the Financial Statement Default (as defined below) that has occurred as of the date hereof and the other events set forth in Schedule A hereto (collectively with the Financial Statement Default, the “Specified Defaults”); and

WHEREAS, the Administrative Agent and the Lenders are willing to amend the Credit Agreement in certain respects and forbear from exercising certain rights and remedies under the Credit Agreement and the other Loan Documents provisionally only through the Forbearance Maturity Date regarding the Specified Defaults, subject to the express terms and provisions of this Agreement.

Agreement

NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Acknowledgments by Loan Parties.  To induce the Administrative Agent and the Lenders to execute this Agreement, each Loan Party hereby acknowledges, stipulates, represents, warrants and agrees as follows:

(a)           The Financial Statement Default (as defined in Schedule A hereto) constitutes an Event of Default that has occurred, remains uncured, has not been waived and is continuing as of the date of this Agreement and cannot be cured.  Except for the Financial Statement Default, no other Defaults or Events of Default have occurred and are continuing as of the date hereof.

Except as expressly set forth in this Agreement, the agreements of the Administrative Agent and the Lenders hereunder to forbear provisionally in the exercise of their respective rights and remedies under the Credit Agreement and the other Loan Documents in respect of the Specified Defaults during the Forbearance Period (as defined below) does not in any manner whatsoever limit any right of any of the Administrative Agent and the Lenders to insist upon strict compliance by the Loan Parties with this Agreement or any Loan Document during the Forbearance Period.

(b)           To the knowledge of the Loan Parties, immediately prior to executing this Agreement nothing has occurred that constitutes or otherwise can be construed or interpreted as a waiver of, or otherwise to limit in any respect, any rights or remedies the Lenders, the Administrative Agent or any of them have or may have arising as the result of any Event of Default (including any Specified Default) that has occurred or that may occur under the Credit Agreement, the other Loan Documents or applicable law.  The Administrative Agent’s and the Lender’s actions in entering into this Agreement are without prejudice to the rights of any of the Administrative Agent and the Lenders to pursue any and all remedies under the Loan Documents pursuant to applicable law or in equity available to it in its sole discretion upon the termination (whether upon expiration thereof, upon acceleration or otherwise) of this Agreement.

(c)           The Revolving Loans outstanding as of the date hereof are in an amount equal to $98,859,000.  The Swing Line Loans outstanding as of the date hereof are in an amount equal to $0.  The Term Loans outstanding as of the date hereof are in an amount equal to $751,762,500.  The L/C Obligations of the Borrower outstanding as of the date hereof are in an amount equal to $1,141,000.  The foregoing amounts do not include interest, fees and expenses and other amounts that are chargeable or otherwise reimbursable under the Loan Documents.

(d)           All of the assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents (including without limitation the Collateral (including without limitation all proceeds thereof)) are (and shall continue to be) subject to valid and enforceable liens and security interests of the Administrative Agent (or, in the case of possessory security interests in respect of certificated Pledged Securities (as defined in the Pledge Agreement) or if required by Gaming Laws of Iowa, the predecessor Administrative Agent under the Credit Agreement (the “Predecessor Agent”)) for the benefit of the Lenders and the other Secured Parties (as defined in the Credit Agreement), as collateral security for all of the Obligations, subject to no Liens other than Liens permitted by Section 7.01 of the Credit Agreement.  Each of the Loan Parties hereby reaffirms and ratifies its prior conveyance to the Administrative Agent for the benefit of the Lenders and the other Secured Parties (as defined in the Credit Agreement) of a continuing security interest in and lien on the Collateral.

(e)           The obligations of the Loan Parties under this Agreement of any nature whatsoever, whether now existing or hereafter arising, are hereby deemed to be “Obligations” for all purposes of the Credit Agreement and the other Loan Documents.

(f)            The Obligations of the Loan Parties under this Agreement, the Credit Agreement and the other Loan Documents constitute “Senior Debt” (as such term is defined in the Credit Agreement).

(g)           Except as expressly modified by this Agreement or as required by Gaming Laws in Nevada, Missouri and Iowa, all terms and provisions of the Credit Agreement and the other Loan Documents are valid and enforceable and remain in full force and effect according to their respective terms.  Each Grantor, as debtor, grantor, pledgor, guarantor, assignor, or in other similar capacity in which such party grants liens or security interests in its properties or otherwise acts as an accommodation party or guarantor, as the case may be, under the Loan Documents, hereto hereby (i) agrees that the Credit Agreement as amended hereby is the Credit Agreement under and for all purposes of the Guaranties and the Collateral Documents and (ii) confirms that the obligations of the Loan Parties under the Loan Documents as modified hereby are entitled to the benefits of the guarantees set forth in the Guaranties and constitute “Guaranteed Obligations” (as defined in each of the Guaranties).

(h)           The Lenders’ entry into, and covenants to perform in accordance with, this Agreement and the Lenders’ consummation of the transactions contemplated hereby constitute “new value” and “reasonably equivalent value”, as those terms are used in Section 547 and 548 of Title 11 of the United States Code (the “Bankruptcy Code”), received by the Loan Parties as of the closing of this Agreement in contemporaneous exchange for the Loan Parties’ entry into, and covenants to perform in accordance with, this Agreement and the documents executed in connection with this Agreement, and the Loan Parties’ consummation of the transactions contemplated hereby and thereby.

(i)            The bank accounts listed in the April 15, 2008 schedule previously disclosed by the Borrower to the Administrative Agent (the “Existing Bank Accounts”) are the only bank accounts held or owned by the Loan Parties as of the date hereof and said schedule is accurate and complete.  Each Loan Party covenants (i) to not establish any new bank account other than those set forth on said schedule, unless such bank account is established and located in the United States and either pursuant to applicable law or regulations or in the ordinary course of business (such new bank accounts, together with the Existing Bank Accounts, being herein called the “Permitted Bank Accounts”), provided that the Borrower shall give written notice to the Administrative Agent of any account so established within five Business Days of the occurrence thereof, and (ii) to not use amounts held in the Permitted Bank Accounts for any purpose other than (a) ordinary course funding of the operations of the Borrower and the other Loan Parties, including without limitation capital expenditures made in the ordinary course of business, in each case only as permitted by the Loan Documents, (b) payments of interest, fees and expenses under the Credit Agreement and (c) payment of fees and expenses of professionals in connection with any restructuring or reorganization efforts of the Borrower and the other Loan Parties.

2.             Provisional Forbearance and Limited Deferral.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, the Administrative Agent and the Lenders agree, except as set forth in this Agreement, to forbear provisionally in the exercise of their respective rights and remedies under the Credit Agreement and the other Loan Documents in respect of the Specified Defaults until the date (the “Forbearance Maturity Date”; the period from the date the conditions precedent specified in Section 5 below are satisfied until the Forbearance Maturity Date being herein called the “Forbearance Period”) which is the earliest to occur of:

(a)           September 30, 2008;

(b)           the occurrence of any Event of Default other than the Specified Defaults; and

(c)           the date on which any breach of any of the conditions or agreements provided in this Agreement shall occur; it being agreed that the breach of any such condition or agreement shall constitute an immediate Event of Default under the Credit Agreement without the requirement of any demand, presentment, protest or notice of any kind to any Loan Party (all of which each Loan Party waives);

provided that (i) the Revolving Lenders shall have no obligation to make any further Revolving Loans or other extensions of credit to any Loan Party, other than in respect of Letters of Credit pursuant to Section 2.05(c) of the Credit Agreement, (ii) each Loan Party shall comply with all limitations, restrictions, covenants and prohibitions that would otherwise be effective or applicable under the Loan Documents, (iii) nothing herein shall restrict, impair or otherwise affect any of the Administrative Agent’s or the Lenders’ rights and remedies under any agreement containing subordination provisions in favor of any of the Administrative Agent or the Lenders (including without limitation the right to give any payment blockage notices to any of the trustees in respect of the Subordinated Debt (including without limitation any payment blockage notice based upon any Specified Default)) and (iv) nothing herein shall be construed as a waiver by the Administrative Agent or any Lender of any Specified Default.

Upon expiration of the Forbearance Period, the agreement of the Administrative Agent and the Lenders hereunder to forbear provisionally in the exercise of their respective rights and remedies under the Credit Agreement and the other Loan Documents in respect of the Specified Defaults during the Forbearance Period shall immediately terminate without the requirement of any demand, presentment, protest or notice of any kind to any Loan Party (all of which each Loan Party waives).  Each of the Loan Parties agrees that any of the Administrative Agent and the Lenders may at any time thereafter proceed to exercise any and of their respective rights and remedies under the Loan Documents or applicable law, including without limitation their respective rights and remedies with respect to the Specified Defaults.

Any agreement by any of the Administrative Agent and the Lenders to extend the Forbearance Period must be set forth in writing and signed by each of the Administrative Agent and the Requisite Lenders.  The Administrative Agent and the Lenders are not obligated to extend the Forbearance Period and may decide to do so (or not to do so) in their sole discretion.  Each of the Loan Parties acknowledges that each of the Administrative Agent and the Lenders has not made any assurances concerning the extension of the Forbearance Period.

3.             Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective (except as otherwise expressly provided in this Section 3) as of the date hereof, the Credit Agreement shall be amended as follows:

(a)           References Generally.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

(b)           Defined Terms Relating to Pricing.  Effective as of April 1, 2008, Section 1.01 of the Credit Agreement is hereby amended to add, replace and otherwise revise (as the case may be) definitions in alphabetical order as follows:

“Applicable Rate” means, for each Pricing Period, the rates per annum set forth opposite the Senior Debt to EBITDA Ratio in effect as of the Fiscal Quarter ending approximately two months prior to the first day of that Pricing Period, provided that (a) prior to the first day of the Pricing Period beginning April 1, 2008, Pricing Level III shall apply, (b) notwithstanding clause (a) above, if Borrower fails to deliver a Compliance Certificate in respect of any Fiscal Quarter prior to the first day of the related Pricing Period, then Pricing Level III shall apply as of the first Business Day of such Pricing Period until the date upon which the required Compliance Certificate is delivered:

Pricing Level	Senior Debt to EBITDA Ratio	Base Rate +	Eurodollar Rate + Letters of Credit	Revolving Commitment Fee

I	Less than 4.25:1.00	4.25%	5.50%	2.375%

II	Greater than or equal to 4.25:1.00, but less than 4.50:1.00	4.75%	6.00%	2.400%

III	Greater than or equal to 4.50	5.25%	6.50%	2.425%

“Base Floor Rate” means a rate equal to 5.25% per annum.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  Notwithstanding the foregoing, the Base Rate shall not at any time be less than the Base Floor Rate.  As used in this Agreement, the “Base Rate” shall in all cases mean such rate subject to the Base Floor Rate.

“Eurodollar Floor Rate” means a rate equal to 3.25% per annum.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.  Notwithstanding the foregoing, the Eurodollar Rate shall not at any time be less than the Eurodollar Floor Rate.  As used in this Agreement, the “Eurodollar Rate” shall in all cases mean such rate subject to the Eurodollar Floor Rate.

(c)           Definition of “Loan Documents”.  The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Secured Swap Contract, the Lead Arranger Fee Letter, the Administrative Agent Fee Letter, each Guaranty, each Collateral Document, Amendment No. 1 to the Second Amended and Restated Credit Agreement dated as of August 14, 2007, Amendment No. 2 to the Second Amended and Restated Credit Agreement dated as of August 14, 2007, the Omnibus Amendment No. 3 and Appointment and Acceptance dated as of April 24, 2008 among Bank of America, N.A., Wilmington Trust Company, the Borrower, the Lenders parties thereto and the Subsidiaries of the Borrower, Amendment No. 4 and Forbearance and Standstill Agreement dated as of May 15, 2008 among the Borrower, the other Loan Parties, certain Lenders parties thereto and the Administrative Agent, and any other amendment or certificate executed and/or delivered pursuant to or in connection with this Agreement.

4.             Further Agreements.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of the date hereof, notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary and in addition to the terms and provisions thereof and without affecting in any respect the acknowledgments in Section 1 above and the other acknowledgments and agreements of the Loan Parties under this Agreement:

(a)           The parties hereto hereby agree as follows:

(i)            All accrued interest and fees under the Credit Agreement shall be payable on the first Business Day of each calendar month (commencing June 2, 2008) and otherwise in accordance with the terms of the Credit Agreement.

(ii)           During the Forbearance Period, the Default Rate shall not apply and interest in respect of the Loans shall accrue at the rates set forth in the Credit Agreement without regard to Section 2.10(b) thereof.

(iii)          During the Forbearance Period, the Borrower shall be entitled to convert Loans into Eurodollar Rate Loans and continue Loans as Eurodollar Rate Loans in accordance with Section 2.04 of the Credit Agreement, so long as any such Interest Period shall end on or before September 30, 2008.

(b)           The Loan Parties hereby agree as follows:

(i)            None of the Loan Parties shall make any payment (whether of principal, interest, fees or any other amount, and whether or not scheduled), nor fund, wholly or in part, any defeasance trust, on account of or in connection with the Subordinated Debt, except for the payment of (u) the fees and expenses of Perella Weinberg Partners LP pursuant to the letter dated May 15, 2008 among Perella Weinberg Partners LP, the Borrower and Rudnick Berlack Israels LLP, (v) the fees and expenses of Brown Rudnick Berlack Israels LLP pursuant to the letter dated May 15, 2008 among Brown Rudnick Berlack Israels LLP and the Borrower, (w) the reasonable fees and expenses of gaming counsel, (x) the reasonable fees and expenses of any other professional advisor retained pursuant to subsection (b)(ii) below, (y) the reasonable fees and expenses of any indenture trustee in respect of the Subordinated Debt and (z) any payment made not in violation of the terms of subordination governing such Subordinated Debt (including without limitation any payment blockage notices delivered thereunder).

(ii)           The terms of all engagement letters or other agreements (including without limitation any amendments, supplements or other modifications) entered into by the Borrower or any other Loan Party with counsel for or advisors to the holders of any Subordinated Debt (including without limitation any consortium or steering committee in respect thereof) shall be in the form attached hereto or otherwise in form and substance satisfactory to the Administrative Agent.

(iii)          Without limiting the rights of the Administrative Agent and the Lenders under Section 6.10 of the Credit Agreement, but subject to Section 10.07 of the Credit Agreement, the Loan Parties shall upon request give the Administrative Agent and the Lenders and their advisors reasonably full and timely access to the Loan Parties’ books, records, senior officers, directors, senior level employees and any advisors hired by the Loan Parties, and shall permit any of the foregoing Persons to review and copy all books and records (including without limitation all books and records maintained in electronic format) of each Loan Party.

(iv)          The Borrower shall pay, within 20 days following receipt of an invoice thereof, all accrued fees and expenses of the Administrative Agent and the Lenders incurred in connection with the Credit Agreement and the other Loan Documents in accordance with the terms of the Credit Agreement and the other Loan Documents.  Nothing in this Agreement shall be construed or deemed to waive or limit any obligation of the Borrower or any of the other Loan Parties to pay fees and expenses (including without limitation legal fees) and expenses incurred by the Administrative Agent or any Lender as provided in Section 10.04 of the Credit Agreement.

5.             Conditions.  The agreements set forth in Sections 2, 3 and 4 above shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)           The Administrative Agent shall have received counterparts of this Agreement, executed and delivered by the Borrower and each other Loan Party, the Administrative Agent and the Requisite Lenders.

(b)           The Borrower shall have executed and delivered an engagement letter with Houlihan Lokey Howard & Zukin as advisor to the Administrative Agent.

(c)           The Administrative Agent shall have received for the account of each Lender that, not later than 5:00 p.m. New York City time on Friday, May 16, 2008, shall have executed a counterpart of this Agreement and delivered the same to the Administrative Agent, a fee in an aggregate amount for all such executing Lenders equal to $6,388,218.75(1), such forbearance fee to be shared pro rata among such executing Lenders based on the aggregate Outstanding Amount of the Term Loans and Revolving Commitments of such executing Lenders as of the close of business Thursday, May 15, 2008.

(d)           The Borrower shall have paid, or concurrently herewith will pay, (i) all documented fees and expenses of the Administrative Agent and the Lenders incurred pursuant to the Loan Documents set forth on Schedule B hereto and (ii) to Milbank, Tweed, Hadley & McCloy LLP a retainer equal to $150,000.

(e)           The representations and warranties contained in this Agreement shall be true and correct and no Default or Event of Default (other than the Financial Statement Default) shall have occurred and be continuing

(f)            The Administrative Agent shall have received such other documents, certificates and instruments as it or any Lender reasonably requests through the date of this Agreement.

(g)           The Loan Parties shall have received any required approvals of the Iowa Gaming and Racing Commission.

6.             Limited Effect of Agreement.  Except as expressly provided in this Agreement, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect.  This Agreement shall not be deemed or otherwise construed: (i) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document; (ii) to prejudice any other right or rights that the Administrative Agent or any Lender, or any of them, may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, as such documents may be amended, restated or otherwise modified from time to time; or (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with any Loan Party or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or any other Loan Document or any rights or remedies arising in favor of the Administrative Agent and the Lenders, or any of them, under or with respect to any such documents.  Neither the requirements of good faith and fair dealing nor any other theory, concept or argument shall require any Lender to impart upon any Loan Party any further or greater benefits, to suffer any prejudice or impairment of any kind whatsoever, or to tolerate any noncompliance with this Agreement and any other Loan Document.

(1) NOTE: The Forbearance Fee is based on 75bps multiplied by $851,762,500 (which is the total amount of the Loans and LC Obligations on the date on which this Forbearance Agreement is launched).

7.             Release.  Each Loan Party, on behalf of itself, and any Person claiming by, through, or under such Loan Party (collectively, the “Loan Party Group”) acknowledges that it has no claim, counterclaim, setoff, recoupment, action or cause of action of any kind or nature whatsoever (“Claims”) against all or any of the Administrative Agent or any of the Lenders or any of their respective directors, officers, employees, agents, attorneys, financial advisors, legal representatives, affiliates, shareholders, partners, successors and assigns (the Administrative Agent or any of the Lenders and their respective directors, officers, employees, agents, attorneys, financial advisors, legal representatives, affiliates, shareholders, partners, successors and assigns are jointly and severally referred to as the “Lender Group”), that directly or indirectly arise out of or are based upon or in any manner connected with any “Prior Event” (as defined below), and each Loan Party on behalf of itself and all the other members of the Loan Party Group hereby releases each member of the Lender Group from any liability whatsoever should any Claims nonetheless exist.  As used herein the term “Prior Event” means any transaction, event, circumstances, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to or by virtue of any terms of the Credit Agreement, this Agreement, any other Loan Document or any of the transactions contemplated herein or therein or any oral or written agreement relating to any of the foregoing, including without limitation any approval or acceptance given or denied.  This Section 7 shall survive the termination of this Agreement and shall remain in full force and effect even if any of the conditions set forth in Section 5 above are not satisfied.

8.             Representations and Warranties.  By its execution hereof, each of the Loan Parties hereby certifies that each of the representations and warranties set forth in the Credit Agreement (as amended hereby) and the other Loan Documents in respect of such Loan Party is true and correct in all material respects as of the date hereof as if fully set forth herein (other than as a result of the occurrence of the Financial Statement Default and except to the extent such representation or warranty is expressly stated to have been made as of a specified date, in which case such representation or warranty shall be true and correct in all material respects as of such specified date), except for those representations and warranties listed on Schedule C hereto, and that as of the date hereof no Default or Event of Default (other than the Financial Statement Default and the Specified Defaults listed in numbers 3 and 5 of Schedule A hereto) has occurred and is continuing.

9.             Reversal of Payments.  To the extent any Loan Party makes a payment or payments to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document that are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause (in each case, in whole or in part), then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent or such Lender, as the case may be.

10.           Governing Law; Counterparts; Electronic Execution; Misc.  This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State and shall be subject to Section 10.16 of the Credit Agreement.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Loan Party and the Administrative Agent (with the consent of the Requisite Lenders).  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.  Except as provided in this Agreement, the Credit Agreement shall remain unchanged and in full force and effect.

11.           Survival of Obligations.  All covenants, agreements and other obligations of the Loan Parties under this Agreement which do not terminate on the Forbearance Maturity Date pursuant to their express terms shall survive the occurrence of the Forbearance Maturity Date and shall thereafter be enforceable against the Loan Parties according to their terms.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WILMINGTON TRUST COMPANY,
as Administrative Agent

By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Assistant Vice President

HERBST GAMING, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

FLAMINGO PARADISE GAMING, LLC

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

MARKET GAMING, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

CARDIVAN COMPANY

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

CORRAL COIN, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

CORRAL COUNTRY COIN, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

E-T-T ENTERPRISES L.L.C.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Managing Member

E-T-T, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

HGI – ST. JO, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

HGI – LAKESIDE, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

HGI – MARK TWAIN, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

THE SANDS REGENT

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

ZANTE INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

LAST CHANCE, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

CALIFORNIA PROSPECTORS, LTD.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Managing Member

PLANTATION INVESTMENTS, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

DAYTON GAMING, INC.

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Executive Vice President

THE PRIMADONNA COMPANY, LLC

By:	/s/ Timothy P. Herbst
	Name:	Timothy P. Herbst
	Title:	Managing Member

Schedule A

Specified Defaults

1.     The failure of the Loan Parties to deliver on March 31, 2008 an audited financial statement that is not subject to any “going concern” or like qualification or exception in accordance with to Section 6.01(a) of the Credit Agreement (the “Financial Statement Default”).

2.     Events of Default pursuant to Sections 6.01(b), (d) and (e) of the Credit Agreement so long as any such Event of Default is cured within five Business Days after the occurrence thereof.

3.     An Event of Default under Section 6.02(a) of the Credit Agreement solely with respect to the inability to certify as to paragraph 3 of the Compliance Certificate as a result of the Financial Statement Default and the other Specified Defaults set forth herein.

4.     An Event of Default under Section 6.04 of the Credit Agreement solely as a result of failure to pay amounts due under the Senior Subordinated Notes.

5.     An Event of Default under Sections 7.12, 7.13 and 7.14 of the Credit Agreement solely with respect to the Fiscal Quarters ending March 31, 2008 and June 30, 2008.

6.     An Event of Default under Section 8.01(e) of the Credit Agreement solely as a result of failure to (i) file reports with the Securities and Exchange Commission (“SEC”) within the time periods specified in the SEC’s rules and regulations and (ii) pay interest due under the Senior Subordinated Notes, in each case unless such Event of Default results in the acceleration of any of the Senior Subordinated Notes.

7.     An Event of Default under Section 8.01(g) of the Credit Agreement solely with respect to the failure to make required payments under the Senior Subordinated Notes to the extent that such failure is deemed to mean that the Borrower has become unable or has failed generally to pay its debts as they become due.

8.     An Event of Default under Section 8.01(j) of the Credit Agreement solely resulting from the succession to Wilmington Trust Company as administrative agent from the Predecessor Agent.